CONTRACT
                                       OF
              XIANGYANG COLOR DISPLAY TUBE EQIPMENT AND TECHNOLOGY

                           Contract No: 92PZl1-0001XY
                             Date: January 16, 1993

China Xianyang Yongxin Electronics Co. Ltd. (Buyer), as one party. Japan, Nichimen Corporation(Seller), as the other party. Two parties agree with the following items:

Chapter one Definition

"Buyer" indicates China Xianyang Yongxin Electronics Co. Ltd.
"Seller" indicates Japan Nichimen Corporation

"Contract product" indicates the product and the catalogue attached thereafter.

"Technique document" indicates all attached documents of technique data, drawing draft, design, calculation, implementation, maintenance, and products inspection.

"Contract plant" indicates the buyer Xianyang Yongxin Electronic Co. Ltd. establishing the 25" color display tube production line which has the capacity of 7,350,000pcs output each year.

"Technology service" indicates all services including designing, manufacturing, installing, inspecting, converting implementing of the contract manufacture imported.

"Contract effective date" indicates the date that both of the parties get the approval of its government authorization department.

"Special technique" indicates that the technology belonging to the seller that relates with assembling, manufacturing, quality control, technical designing of the contract product, and the technology relating to equipment installing, converting, testing, implementing and maintaining.

Chapter Two Contract

Buyer agrees to purchase from Seller the whole production line with the capacity of 735,000 pcs of 25" color display tube. Seller agrees to sell to the above mentioned to Buyers.

The specification and standard of the Contract Product can be found in the attached document no.l. The content of the goods supplied by Seller can be found in attached document no.2. The "Technical document" supplied by seller can be found in attached document no.3.

The technique of the supplied product, warranty, time and method of inspection can be found in the attached document no.6

Seller will send experienced, qualified technical personnel (technique advisor) to help in installing, testing, manufacturing and maintaining. Details about the personnel, technical scope, etc. can be found in attached document no.5.

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Seller will provide a training program for the technical people from Buyer.
Details about the training program can be found in attached document no.4.

Under Buyer's requirement, within eight years after the contract is signed, Seller has the obligation to supply all the necessary parts, equipment of the Contract Plant at a favorable price. Buyer and Seller will sign a separate agreement about this.

Under Buyer's requirement, within the time limit of warranty, Seller has the obligation to supply all the necessary production material for the Contract Plant at a favorable price. Buyer has the preemptive right to purchase from Seller. Buyer and Seller will sign a separate agreement about this.

Chapter Four Payment

Both Buyer and Seller will make contract payment through Construction Bank of China Shaanxi Branch and San He Bank in US Dollar by the way of T/T. Buyer will pay Seller for the total amounts of the Contract Plant under the following method:

85% of the total amount of the Contract Plant is equivalent to USD2,470,809.42 (U.S DOLLAR TWO MILLION FOUR HUNDRED SEVENTY THOUSAND EIGHT HUNDRED NINE AND 42/00)

Buyer will pay through Construction Bank of China Shaanxi Branch, within 30 days, after receiving the following documents submitted by Sellers when delivery is made under Chapter Five of this Contract,

Commercial Invoice       Six copies
Draft at sight           Two copies

Whole set of clean boarding pay to the order and indicating "notifying China foreign trade transportation corp." and "Freight Prepaid" shipping document original and copy in quadruplicate.

Packing List                       Six copies
Certificate of Quality Inspection  Six copies

15% of the total amounts of the Contract Plant is equivalent to USD436,025.19 (U.S DOLLAR FOUR HUNDRED THIRTY SIX THOUSAND TWENTY FIVE AND 19/00)

Buyer will pay Seller, within 30 days, after receiving the following documents submitted by Seller through Bank of China Shaanxi Branch, when the inspection of the Contract Plant is completed and the delivery is made.

Commercial Invoice    Six copies
D/P at sight          Two Copies

     (3)Certificate of inspection signed by Buyer and Seller in duplicate.
4.3 Buyer will pay Seller for technique transferring fee in 3.2 of the Contract under the following method:

60% of the technique transferring fee is equivalent to USD402,504.00 (U.S DOLLAR FOUR HUNDRED TWO THOUSAND FIVE HUNDRED AND FOUR 00/00)

According to Chapter Nine of the contract, Buyer will pay Seller, within 30 days, after receiving the documents required in 4.2.2 submitted by Seller through Bank of China Shaanxi Branch, when inspection of the Contract Plant is

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completed and delivery is made.

Buyer will pay for the technical service fee to Seller under the following method: 30% of the technical service fee is equivalent to USD48,862.80(US DOLLAR FORTY EIGHT THOUSAND EIGHT HUNDRED SIXTY TWO AND 80/00)

Buyer will pay to Seller, within 30 days, after receiving five copies of payment notification submitted by Seller through Construction Bank of China Shaanxi Branch, when equipment installation is started.

40% of the technical service fee is equivalent to USD65,150.40 (US DOLLAR SIXTY FIVE THOUSAND ONE HUNDRED FIFTY AND 40/00) According to Chapter Nine of the Contract, Buyer will pay Seller, within 30 days, after receiving five copies of payment notification submitted by Seller through Construction Bank of China Shaanxi Branch, when Certificate of Testing is signed.

30% of the technical service fee is equivalent to USD48,862.80(US
DOLLAR FORTY EIGHT THOUSAND EIGHT HUNDRED SIXTY TWO AND 80/00) Buyer will pay Seller, within 30 days, after receiving five copies of payment notification submitted by Seller through Construction Bank Of China Shaanxi Branch, when the Contract Plant Inspection Certificate is signed. Adjustment is allowed when payment in 4.4.3 is made if actual amount of technical service fee paid to technical advisors is different from the amount indicated in 3.3 of the contract.

4.5 According to the contract, Seller will pay any compensation or penalty if he is liable to, within 14 days after receiving the notification from Buyer. Failure to do that will entitle Buyer to deduct that amount from any of above mentioned payment. This will not be applied to the situation when dispute between Buyer and Seller relating to the default fee or compensation exists.

Buyer will submit one copy of irreversible certificate of guarantee within 30 days, provided by Construction Bank Of China Shaanxi Branch with Seller as the beneficiary of the full amount indicated in 3.1 and the full amount of technical transferring fee indicated in 3.2. (Format of the Certificate of Guarantee can be found in the attached document no.9)

Seller will submit one copy of irreversible certificate of guarantee, before receiving the payment indicated in 4.2.2 and 4.3.2, provided by Sanhe Bank with Buyer as the beneficiary of 5%of the amount indicated in 3.1 and 5% of the technical transferring fee indicated in 3.2.(Format of the Certificate of Guarantee can be found in the attached document no.8)

Any bank fee caused by executing the contract will be paid by Buyer if it incurred in China, otherwise by Seller.

Chapter Five Delivery

Seller will make delivery of the goods indicated in attached documents no. 1 and no. 3, within 11 months after this contract comes into effect. Total weight of the goods is 50 tons or so and total volume 250 M3. Yokohama or Kobe will be port of dispatch and Tianjing New Port will be port of destination.

Seller will submit six copies of Delivery Plan to Buyer within 6 months after this contract comes into effect.(It should include Contract No., Item No., Name of the

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equipment, specification, quantity, unit price, total price, total weight, total volume, delivery schedule, name of dispatching port, name of goods, and UN number). Also include special requirements for taking care of the delicate goods, notification of any over size and over weight goods. The maximum weight allowed for unassembled unit equipment is 20 tons, and the maximum volume allowed is 15M in length, 3M in width, and 3M in height. Any equipment exceeds this limit, Seller should submit a draft in six copies to Buyer within two months after the contract comes into effect. Such equipment should not be manufactured until Buyer's approval is acquired. Buyer should give a reply by fax or mail within one month after he receives the draft, otherwise Seller will put such equipment into production.

At least three months six copies, including Contract No., partial shipment no., item no., name, specification, quantity, unit price, total amount, equipment, testing material and delicate goods' approximate weight, equipment's dimension (length, width, height),volume, name of dispatching port, schedule for each partial shipment, draft for oversize and over weight equipment and special requirement for delicate goods during transportation.

The effective delivery date is date on Bill of lading.

Each partial shipment should be made at the agreed dispatching port by Seller. The risk will be transferred from Seller to Buyer when the goods have effectively passed the ship's rail at the port of shipment.

At least 60 days before each partial shipment is ready, Seller should notify Buyer by cable or fax for the following content:

One week before the technical documents are sent to Buyer, Seller will ??. The date on the Air way Bill will be regarded as the actual delivery date of the technical documents.

Technical documents the Seller supplied will be on base of CIF Xian Airport

Risk will be transferred from Seller to Buyer at Xian Airport when the documents are delivered to Buyer. In case any loss or damage incurs, Seller should, within 21 days after receiving Buyer's notification, recover the loss or damaged part of the documents without any additional charge.

5.16 Every two working days after delivery of the technical documents, Seller should send the following documents to Buyer by mail:

A. Airway Bill one copy

B. List of the technical documents. three copies

C. Commercial invoice three copies

Contract No.

Scheduled date for shipment

Total volume of the goods

Total weight of the goods

Total packages

Name of the dispatching port

Name, total volume and approximate weight of equipment which exceeds 20

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tons or dimension of 15X3X3M.

Name, weight, and UN no, of the delicate goods.

Partial shipment no.

Meanwhile, Seller should mail the following documents to Buyer in six copies.

(1)Packing list. including Contract No., Item no., specification, quantity, unit price, total price, unit weight, unit volume and total volume, dimension of each package (length, width, height), total package, and name of port of shipment.

(2)Draft of goods which exceeds 20 tons or volume of 15X3X3M.

(3)Instruction for how to handle with the delicate goods, and the name specification of such goods.

(4)Instruction for goods which has special requirements for temperature, vibration during transportation.

The above mentioned documents should be sent by air to China Foreign Transportation Corp. at the destination port for the arrangement of unloading and transportation.

The delivery of the equipment should be in a whole set, the special tool, material for installation should be delivered together with the equipment. If there are any equipment or material which need to be put on the board of the ship, Seller will be responsible for appropriate packing, special care. For the Buyer's convenience during transportation, as specified in contract, name and no. of the equipment should be indicated at the two side of each package. Seller will be held liable for any delay or loss of the goods due to improper packing.

Buyer should be notified by Seller the name of the vessel, estimated time of arrival at least 15 days before the arrival date.

Chapter Six Packing and delivery

6.1 Buyers expects that his goods will reach him in perfect condition, therefore, it should go without saying that Seller must try to pack the goods in such a way that they will go through the ordeal of transport unscathed.(damp resisting, rust resisting, anti-seismic, antiseptic, etc.). Seller will submit to Buyer, in complied with Chinese Law, Packing material(wood) Fumigating Certificate, issued by government or public organization in Japan.

6.2 Seller should put label on all the parts in the package, indicating Contract NO., name of the equipment, and the position no. of each parts in the assembling draft, any accessories or tools, should label indicating "accessory" or "tool".

6.3 Seller should print the following marks on two sides of the package by unfading paint.

(1) Contract No:  92PZl1-0001XY
                  92PZ11-0001XY

(2) Marks                      -----------------

(3) Destination:             XINGANG CHINA

(4) Consignee:               Xianyang Yongxing Electronic Co., Ltd.

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(5) Name the equipment and item no.

(6) Case no.

(7) Gross/net weight (kgs)

(8) Dimension (length, width, height) (mm)

(9) Any package which is 2 tons or exceeds 2 tons should have mark in any two sides of the package in English or special marks used in international trade, indicating weights and hooking position for easy loading and unloading.

(10) For the convenience of loading and unloading, and special requirements for transportation, each package should carry marks used in international trade for "handle with care", "arrows up for no up-side-down", "caution with rain"

6.4 Nude cargo should have metal label indicating the name and the content. Sufficient skids should be prepared for large cargo on board.

6.5 The packing of the technical documents supplied by Seller should be able to go through the ordeal of transportation unscathed. Each package should indicate the following content:

(1) Contract No. 92-PZl1-0001XY

(2) Consignee:  Xianyang Yongxing Electronics Co., Ltd.

(3) Destination: Xianyang, China

(4) Marks: ---------------

             XIAN CHINA

(5) Gross weight (kgs)

(6) Case No.

Each package of the technical documents should have two copies of the list in detail.

6.6 Any damage or loss occurs due to improper packing or maintaining before delivery, Seller should be responsible, as Chapter 10 of this contract, for repairing, exchanging or compensating.

Chapter Seven Design and Communication

7.1 Buyer and Seller will start technical designing and communication according to the attached document 10 for the construction of the contract plant. Meeting schedule, location, attendants can be found in attached document 10. The meeting of technical designing can be in Japan or China, each party will be responsible for their own traveling and transportation fee.

7.2 Seller will be responsible for the designing indicated in attached document 3.Seller will submit the technical documents to Buyer indicated in document 3.

7.3 With valid of this contract, Seller should promptly reply any questions Buyer may put forward relating to designing and other technical problems of the contract plant, Seller will also supply relevant material if necessary.

Chapter Eight Quality Standard and Inspection

The manufacturing, material choosing, inspecting, and testing of the goods supplied by Seller to contract plant should meet the current standard of Seller's country. Eight months after this contract is effective, Seller will send six copies of the company standard or 2 copies of the country standard to Buyer. After bilateral agreement is reached, this standard will be used to inspected or tested execution of this contract.

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Seller will check or test all supplied goods and send Quality Certificate and
Inspection Record issued by manufactures as the Quality Certificate required by this contract. Seller will be responsible for all the cost and charge occur during the inspection and test.

Buyer has the right to send personnel in Buyer's cost to Seller's factory to have a quality inspection and test together with Seller. Seller will notify Buyer three months before the installation and inspection. Buyer should, within one month, let Seller know how many people it will send to participate the inspection. If Buyer fails to attend the inspection for the reason that has nothing to do with the Seller, Buyer will be regarded to discard the right of inspection in Seller's country, therefore Seller will inspect and test the goods by themselves on the scheduled date.

In 8.3, If personnel from Buyer find any problem of the goods, Seller should take Buyer's suggestion into consideration and Solve the problem. After the problem is solved, second inspection should be made. Any cost thus accur will be covered by Seller.

The quality inspection by Buyer's personnel in Seller's factory can not replace the inspection after the goods arrive the Contract Plant, Seller can not be exempted from his responsibility stipulated in Chapter 10 either.


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Seller will assist Buyer's personnel to get visa, arrange hotel, transportation, provide necessary technical document, draft, inspection tools and equipment etc.

Inspection will be made in the Contract Plant. Seller has the right to participate the inspection. Buyer will notify Seller one month before the inspection, and will provide assistance for Seller's personnel. Any deficiency, damage, or any packing or quality problems according to 8.1 and 10.1 of the contract, record should be made and signed by two parties. This record will be used as a proof for Buyer to ask for repair, exchange, or compensate from Seller.

If Seller fails to attend in the inspection for the reason that has nothing to do with Buyer, Buyer will have the inspection by themselves. In case any problems found by Buyer, China Commodity Inspection Bureau will issue a Certificate by the request of Buyer. Buyer will use this as a proof to claim compensation, repair, exchange from Seller. Right after Seller receives the claim from Buyer. he should make such repair, exchange, compensate under Buyer's request, and will be responsible for the additional freight and inspection cost. If Seller does not agree to the claim, he may notify Buyer within two weeks for further discussion, otherwise, the claim will be effective after two weeks. All the repair, exchange and compensation should be made within two months after Seller receives notification from Buyer. If Seller can not make it within two months, he may let Buyer know and set a new expiration date.

If any damage found during the inspection due to Buyer's mistake, Seller will make repair or exchange after receiving the Buyer's notification. All cost will be covered by Buyer.

The above mentioned inspection will not discharge Seller's responsibility

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stipulated in Chapter 9 and Chapter 10.

If Buyer find the quality standard supplied by Seller is incomplete or not to be supplied on time, Buyer will inspect the goods under the quality standard of Buyer's country, after discussing it with Seller.

Chapter Nine Installing, Testing and Inspection

9.1 Buyer will start installing, testing, and inspecting the Contract plant equipment according to the technical documents supplied by Seller with the cooperation of the technical advisors from Seller.

9.2 The representatives of the two parties will sign on the Confirmation of the Testing result after the installation has been finished, and the testing result is found to be totally complied with the technical documents. Then two parties will arrange time to inspect the products of the Contract Plant to make sure that the quality of the products comply with the requirements set forth in the attached document no.1 & no.2. The method of the inspection will be according to attached document no.6. Two parties will sign the Certificate of Contract Plant Products Inspection, each party will have one copy.

9.3 If the inspection result of the Contract Plant Products does not comply with the quality requirement of the attached document no.1, no.2 and no.6, two parties should have further discussion over it.

1) If the unexpected result of the inspection is caused by Seller, the second inspection should be within one month after the first one. Two parties will sign the Certificate of Contract Plant Products Inspection in two copies,

Each party will keep one copy.

2) If the unexpected inspection result is due to the buyer's negligence The second inspection can be considered to take or not to take or any remedy to be considered. After two parties have a discussion over the problem. Such decision has to be made and actually executed within one month after first inspection. After the second inspection, or confirmation of the alternative remedy(method), two parties will sign two copies of Certificate of Contract Plant Products Inspection each party will keep one copy, Extra cost for technical advisors can be calculated and adjusted according to attached document 5.

9.4 If the result of the second inspection still can not meet the quality requirement of the technical document no. 1,2 & 6, two parties have to meet to discuss the problem.

1) If such result is caused by Seller, solution can be found in Chapter 10.7.

2) If such result is caused by Buyer, the contract Plant will be accepted by Buyer. But Seller should still be ready to help Buyer to deal with the problem.

9.5 The warranty period indicated in Chapter 10 will be counted after the inspection date indicated in 9.2,9.3,or 9.4.

9.6 If Seller fail to send his representatives to take part in the inspection, Buyer will, after notifying Seller, take the inspection of the Contract Plant by itself. Under this situation, Buyer will issued the Certificate of Inspection.

Chapter Ten Warranty and Remedy

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10.1      Seller should guarantee that the technique supplied is advanced, goods absolutely new, quality excellent, specification of the goods matches technical designing and meets the requirement of the transportation, and long term use, also comply with the stipulation set forth in attached documents no. 1,2.

10.2 Seller should guarantee that the technical documents supplied to be clear, complete, and accurate, and will meet the requirements of the Contract Plant designing, installing, manufacturing, testing, and maintaining, and also comply with the attached document no.3.

10.3 Buyer has the right to claim for compensation from Buyer in writing, during Contract Plant installing and testing period, if any damage occurs due to deficiency of the goods or any misleading by Seller's technical personnel, or any mistake in Seller's technical documents. Seller should immediately repair or exchange or compensate the equivalent value of the loss without extra charge and will be responsible for any transportation fee and exchange fee occur. Buyer bears the risk after the goods arrive the destination port. In case any dispute on this claim arises, Seller should response within two weeks after he receives Buyer's claim, otherwise the claim will be valid after two weeks. Exchange should be made within two months. If same goods are available in inventory, the exchange should be made within one month. If there are any difficulties on Seller's side, two parties should set another exchange date which will not seriously effect the whole project.

10.4     The underlined equipment supplied by Seller...

10.5 During the warranty period, If any deficiency or problem found about the equipment due to the Seller's mistake, Buyer should have the right to claim for compensation from Seller's by submitting the Inspection Certificate from China Commodity Bureau. Seller should response within two weeks after he receives the notification. If Seller accepts this claim, exchange, remedy should be made within two months without any extra charge. If there are any difficulties on Seller's side, two parties may set another date. New warranty period of the exchange or repaired equipment will count from the date of exchange or repair to 12 months thereafter. If only minor deficiency is found, Buyer may repair by himself but extra cost thus occur will be paid by Seller.

10.6 Any claim put forward by Buyer during the period the warranty remains valid during two weeks after the warranty expires. Seller should Make the compensation according to this chapter.

10.7 If the result of the second inspection still can not meet the requirement of the contract, Seller will pay the penalty. The amount will be decided by two parties upon agreement, which should not exceed 10% of the total value of


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          the goods and technique transfer fee.

10.8 If shipment can not be made F.O.B Japan on time due to Seller's mistake, two parties will decide whether or not to pay compensation according to the loss Buyer sustains. The total amount should exceed 5% of the total value.

Chapter Eleven Permit, Patent & Confidential

11.1 Buyer will have exclusive, untransferable right and will be allowed to use the seller's technique on the "Contract Plant" in his country, and design, manufacture, sell and export the Contract Products, 735,000 PCs output each year. The detail of the technical design and specification can be found in attached document no. l. The technique used in Contract Plant and Patent can be found in attached document no.3.

11.2 30 days after this contract comes into effect. Seller will provide to Buyer two copies of Patent Certificate indicated in 11.1 of the contract, issued by Seller's government.

11.3 Buyer will guarantee that Seller is the legal poser of the patent, and has the right to transfer it to Buyer. Also, Buyer will not be sued by the third party like China, Slilanka, Pakistan, which was on the Seller's list that these countries do not have the patent. If any of the above countries commend an action. Seller should be responsible for it.

11.4 Eight years after the contract comes to effect, if Seller makes any improvement in the technique indicated in 11.1 of this contract, he should provide the detail of this improvement to Buyer, even if this improvement has not got the patent yet. And the Buyer have the right to use the improved technique into the Contract Plant.

11.5 During eight years after the contract comes to effect, Buyer should keep confidential for the patent special technique indicated in 11.1 During this period, Buyer will not be responsible for the part of the technique which has been disclosed by Seller himself.

11.6 The confidential time limit will not be used on the fundamental design technique and current condition data provided by Seller.

11.7 After the termination of this contract, Buyer will still have the right to continue to use the patent and special technique provided by Seller-to design, manufacture, sell and export the contract products. However, Buyer should notify Seller in writing before he exports the Contract Products at that time.

Chapter Twelve Extraordinary Items

12.1 Anyone of the contract parties fail to execute the contract due to war, serious fire, flood, Taifoon, earthquake, strike, change of government regulation or other unforeseeable accident, the contract party will not be responsible for default to the other contract party.



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12.2     The Party who sustains the unforeseeable, beyond control accident should notify the other party by telex or fax as soon as possible and will, in 14 days, send the document issued by government organization to the other party to further confirmation.

12.3 When the unexpected accident terminates, the party should notify the other by telex or fax, and send certified mail to further confirmation.

12.4 Two parties may be discharged from part or all of this contract if the contract remains impossible to be executed for more than six months due to the accident which is unforeseeable and beyond anybody's control.

Chapter Thirteen Taxation

13.1 Buyer will pay all the tax relating to this contract charged by Chinese Government.

13.2 Chinese government will charge Seller tax according to the Agreement between Chinese & Japanese Government of Avoiding Double Taxation and Taxation Fraud.

***
Chapter Fourteen Arbitration

14.1 Any dispute relating to this contract should be settled by Buyer and Seller through further discussion. If it still can not be solved, the dispute will be subject to final arbitration.

14.2 The location of the arbitration will be in defendant's country. If it is in China, China International Trade Arbitration Committee Shaanxi Branch will execute the arbitration according to the committee's Arbitration Article, If it is in Japan, Japan International Commercial Arbitration Committee will execute the arbitration according to the Committee's Arbitration Article.

14.3 The judgment through arbitration is final, and will bind each of the contract Party.

14.4 Cost of the arbitration will be covered by the party who loses expect the Arbitration Committee has stipulation otherwise.

14.5 Except the part of contract which is under arbitration, the rest of the contract should continue to be executed during the period of arbitration.

Chapter Fifteen Contract's Validity, Termination & Others

15.1 This contract is signed by representatives from two parties at Xianyang on _______, 1993. Then each party should get this contract approved from his government. The date that the last party gets his contract approved is the date the contract comes into effective. Both parties will try to get it done with in 60 days after they sign the contract, and notify the party by telex or fax, and send mail to further confirmation. If the contract doesn't come into effect with in six months after it is signed, the contract maybe canceled.


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15.2      The contract will be valid for eight years. After it reaches the expiration date, the contract will automatically be terminated.

15.3 The Creditor of the contract will still have the right against the debtor even if the contract has reached its expiration date, the debtor is still liable to his creditor.

15.4 The contract will be written in Chinese and Japanese in four copies, each party will have two copies. Contract in either language has the same power.

15.5 The attached documents 110 are regarded as part of this contract and have same power as the contract.

15.6 Any alternation after agreement by two parties will be regarded as part of the contract, and will have same power as the contract.

15.7 During the valid time of the contract, two parties will communicate in Chinese, Japanese and English. Formal notification should be in writing, and sent by certified mail in two copies.

15.8 Neither of the two parties can transfer his obligation under this contract to any third party without approved from the other party.

15.9 Neither of the two parities should assume other rights and liabilities beyond the Contract specified.

Chapter 16 Legal Address

Buyer:            Xianyang Yongxin Electronics Co, Ltd.
Address:           70 West Weiyang Road, Xianyang, Shaanxi, P.R. China
Telephone:        313906
Telex:            2322
Fax:              313606
Zip Code:         712021

Seller:            Nichimen Corporation
Address:           1-13-1 Jinjiao center areas, Tokyo, Japan
Telex:             NICHIMENCO TOKYO
FAX:               03-3277058 70

BUYER                                                SELLER
Xianyang Yongxin Electronics Co. Ltd.         Nichimen Corp.

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Witness: THOSHIBA CORP. ( Manufacturer)

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